Exhibit 10.1
AMENDMENT TO SECOND AMENDED AND RESTATED EMPLOYMENT AND NON-COMPETITION AGREEMENT

The Companies and Executive are currently parties to the Second Amended and Restated Employment and Non-Competition Agreement dated as of August 3, 2020 (the “Agreement”; capitalized terms used and not defined herein have the meaning ascribed to them in the Agreement).

WHEREAS, the Executive’s United States automobile lease referenced in Section 3(i) of Schedule 6 to the Agreement has expired and a new lease for a similar model automobile will exceed the current maximum monthly payment;

WHEREAS, Company and Executive wish to amend Section 3(i) of Schedule 6 to the Agreement so as to increase the maximum amount for lease or loan payments;

WHEREAS, pursuant to Section 12(c) of the Employment Agreement, any modification of the Agreement must be agreed to in a writing signed by Executive and an officer of the Company (other than Executive);

Accordingly, in consideration of the premises and the respective covenants and agreements of the parties set forth below, and intending to be legally bound hereby, the parties agree as follows:

A.US Automobile Payments. Section 3(i) of Schedule 6 to the Agreement is amended to replace “$1,400 per month” with “$2,067 per month”.

B.No Other Changes. Except as amended by this Amendment, all other terms of the Agreement shall continue to be in full force and effect and are hereby ratified and confirmed.

[Remainder of Page Left Blank Intentionally; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Amendment have executed this Amendment as of August 12, 2022.
EXLSERVICE HOLDINGS, INC.

By: /s/ Ajay Ayyappan____________
Name: Ajay Ayyappan
Title: Corporate Secretary

ROHIT KAPOOR

By: /s/ Rohit Kapoor______________
Name: Rohit Kapoor